                                                                     EXHIBIT 4.1

================================================================================



                       PREFERRED STOCK EXCHANGE AGREEMENT

                                     among

                          HARRY'S FARMERS MARKET, INC.

                                      and

                         ROBERT FLEMING NOMINEES LTD.,
                   AXA EQUITY & LAW LIFE ASSURANCE SOCIETY,
                         ORBIS PENSION TRUSTEES LTD.,
                      ASHFORD CAPITAL PARTNERS, L.P., and
                              THEODORE H. ASHFORD



                           -------------------------

                               JANUARY 31, 1997

                           -------------------------


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----


ARTICLE 1
     EXCHANGE OF PREFERRED STOCK AND AMENDMENT OF WARRANT...........................  3
     SECTION 1.1  Exchange of Preferred Shares......................................  3
                  ----------------------------
     SECTION 1.2  Amendment of Warrant Price........................................  3
                  --------------------------
     SECTION 1.3  Registration Rights Agreements....................................  3
                  ------------------------------
     SECTION 1.4  Closing...........................................................  4
                  -------
     SECTION 1.5  Closing Deliveries................................................  4
                  ------------------

ARTICLE 2
     REPRESENTATIONS AND WARRANTIES.................................................  4
     SECTION 2.1  Representations and Warranties of the Preferred Stockholders......  4
                  ------------------------------------------------------------
            (a)   Authority to Execute and Perform Agreement........................  5
                  ------------------------------------------
            (b)   Title to the Preferred Shares.....................................  6
                  -----------------------------
            (c)   Investment Representation.........................................  6
                  -------------------------
     SECTION 2.2  Representations and Warranties of the Company.....................  7
            (a)   Due Incorporation and Authority...................................  7
                  -------------------------------
            (b)   Authority and Validity of Agreement...............................  7
                  -----------------------------------
            (c)   Capitalization of the Company.....................................  9
                  -----------------------------
            (d)   Exchange Preferred Validly Issued................................  11
                  ---------------------------------
            (e)   Articles of Amendment............................................  11
                  ---------------------
            (f)   Closing of Transaction Agreement.................................  11
                  --------------------------------

ARTICLE 3
     COVENANTS AND AGREEMENTS......................................................  12
     SECTION 3.1  Incorporation of Covenants by Reference..........................  12
                  ---------------------------------------
     SECTION 3.2  Termination of Purchase Agreements...............................  12
                  ----------------------------------
     SECTION 3.3  Transactions with Affiliates.....................................  13
                  ----------------------------
     SECTION 3.4  Publicity........................................................  17
                  ---------
     SECTION 3.5  Expenses.........................................................  17
                  --------

ARTICLE 4
     CONDITIONS TO CLOSING.........................................................  17
     SECTION 4.1  Conditions to the Obligation of Parties to Close.................  17
                  ------------------------------------------------
     SECTION 4.2  Conditions to the Obligation of the Preferred Stockholders to
                  -------------------------------------------------------------
         Close.....................................................................  18
         -----
     SECTION 4.3  Conditions Precedent to the Obligation of the Company to Close...  19
                  --------------------------------------------------------------
     SECTION 4.4  Survival of Representations and Warranties After Closing.........  19
                  --------------------------------------------------------

                                       i

     ARTICLE 5
     MISCELLANEOUS.................................................................  20
     SECTION 5.1  Further Assurances...............................................  20
                  ------------------
     SECTION 5.2  Termination of Agreement.........................................  20
                  ------------------------
     SECTION 5.3  Notices..........................................................  21
                  -------
     SECTION 5.4  Entire Agreement.................................................  22
                  ----------------
     SECTION 5.5  Waivers and Amendments; Non-Contractual Remedies;
                  ------------------------------------------------
           Preservation of Remedies................................................  22
           ------------------------
     SECTION 5.6  Governing Law....................................................  23
                  -------------
     SECTION 5.7  Binding Effect; Assignment.......................................  23
                  --------------------------
     SECTION 5.8  Usage............................................................  23
                  -----
     SECTION 5.9  Counterparts.....................................................  23
                  ------------
     SECTION 5.10  Headings........................................................  24
                   --------
     SECTION 5.11  Severability of Provisions......................................  24
                   --------------------------

                       PREFERRED STOCK EXCHANGE AGREEMENT


          THIS PREFERRED STOCK EXCHANGE AGREEMENT (this "AGREEMENT"), dated as
                                                         ---------
of January 31, 1997, is between and among Harry's Farmers Market, Inc., a Georgia corporation (the "COMPANY"), Robert Fleming Nominees Ltd. ("FLEMING"),
                          -------                                   -------
AXA Equity & Law Life Assurance Society ("AXA"), Orbis Pension Trustees Ltd.
                                          ---
("ORBIS"), Ashford Capital Partners, L.P. ("ACP"), and Theodore H. Ashford
-------                                     ---
("ASHFORD" and, together with Fleming, AXA, Orbis, and ACP, the "PREFERRED
---------                                                        ---------
STOCKHOLDERS" and each individually, a "PREFERRED STOCKHOLDER").
------------                            ---------------------

                                R E C I T A L S

          (a) Each of the Preferred Stockholders owns that number of shares of Series A Redeemable Convertible Preferred Stock, stated value $9.00 per share, of the Company (the "SERIES A PREFERRED STOCK"), set forth opposite such
                     ------------------------
Preferred Stockholder's name on Schedule 1 hereto (each individually, a "PREFERRED SHARE" and collectively, the "PREFERRED SHARES"), issued to such
----------------                         ----------------
Preferred Stockholder pursuant to separate Share and Warrant Purchase Agreements dated as of December 30, 1994, between the Company and each of the Preferred Stockholders (individually the "PURCHASE AGREEMENT" and collectively the
                                ------------------
"PURCHASE AGREEMENTS");
--------------------

          (b) Each Preferred Stockholder also owns a warrant which, upon due exercise, entitles such Preferred Stockholder to acquire that number of shares of Class A Common Stock, without par value, of the Company (the "CLASS A COMMON
                                                                 --------------
STOCK") set forth opposite such Preferred Stockholder's name on Schedule 1
-----
hereto, at $10.00 per share (collectively, the "WARRANTS"), containing rights
                                                --------
and privileges as more fully set forth in those Warrant Certificates each dated December 30, 1994 (collectively, the "WARRANT CERTIFICATES" and, each
                                      --------------------
individually, a "WARRANT CERTIFICATE").
                 -------------------

          (c) Pursuant to a resolution of the Board of Directors of the Company and the Articles of Incorporation of the Company (the "ARTICLES OF
                                                       -----------
INCORPORATION"), 1,222,221 shares of the Company's blank cheque preferred stock,
-------------
previously undesignated, shall be designated shares of Series AA Preferred Stock of the Company, stated value $9.00 per share, of the Company ("SERIES AA
                                                              ----------
PREFERRED STOCK").
---------------

          (d)  Pursuant to a Transaction Agreement (the "TRANSACTION AGREEMENT")
                                                         ---------------------
to be entered into on the date hereof between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), among other things, Newco will enter into certain transactions with the Company.

          (e) At the Closing (as defined below), each Preferred Stockholder shall exchange such Preferred Stockholder's Preferred Shares with the Company for an equal number of shares of Series AA Preferred Stock ("EXCHANGE PREFERRED
                                                             ------------------
STOCK").
-----

          (f) Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Transaction Agreement.

          NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                                                               3
                                   ARTICLE 1

                        EXCHANGE OF PREFERRED STOCK AND
                             AMENDMENT OF WARRANTS

          Section 1.1  Exchange of Preferred Shares. Subject to the satisfaction
                       ----------------------------
or waiver by the relevant party of the conditions contained in the Transaction Agreement and this Agreement, at the Closing, (i) each Preferred Stockholder shall transfer to the Company, and the Company shall accept and redeem, such Preferred Stockholder's Preferred Shares, and (ii) the Company shall issue and transfer to such Preferred Stockholder a like number of shares of Exchange Preferred Stock (the "EXCHANGE").
                      --------

          Section 1.2  Amendment of Warrant Price. Simultaneously with the
                       --------------------------
Exchange, the terms and conditions of the Warrant Certificate shall be amended pursuant to the terms of an Amendment to Warrant Certificate (individually a "WARRANT AMENDMENT" and together, the "WARRANT AMENDMENTS") so that the price
 -----------------                     ------------------
per share of Class A Common Stock at which each Preferred Stockholder may purchase such shares of Class A Common Stock upon exercise of the Warrant and the Warrant Certificate shall be $4.00 per share.

          SECTION 1.3  Registration Rights Agreements.  Also simultaneously with
                       ------------------------------
the Exchange, (a) each of the Registration Rights Agreements dated December 30, 1994, between the Company and each of the Preferred Stockholders, shall be amended, and (b) the Company and each Preferred Stockholder shall enter into an amendment to the respective Registration Rights Agreements (the "REGISTRATION
                                                                 ------------
RIGHTS AMENDMENTS"), in the forms of Exhibit A-1 and A-2 attached hereto.
-----------------

          SECTION 1.4  Closing.  The closing for the Exchange (the "CLOSING")
                       -------                                      -------
shall take place concurrently with the closing of the transactions contemplated by the Transaction Agreement on the closing date (the "CLOSING DATE").
                                                       ------------

          SECTION 1.5  Closing Deliveries.
                       ------------------
          At the Closing:

               (a) each Preferred Stockholder shall deliver to the Company a duly executed stock certificate or certificates representing such Preferred Stockholder's Preferred Shares, duly endorsed in blank or accompanied by an appropriate stock power duly executed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps affixed; and

               (b) the Company shall deliver to each Preferred Stockholder duly executed stock certificates or certificates representing the EXCHANGE PREFERRED STOCK to be exchanged for that Preferred Stockholder's Preferred Shares, in proper form.


                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1  Representations and Warranties of the Preferred
                       -----------------------------------------------
Stockholders. Each Preferred Stockholder represents and warrants to the Company
------------
as follows:

               (a)  Authority to Execute and Perform Agreement.  Such Preferred
                    ------------------------------------------
Stockholder has full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Preferred Stockholder, and on the Closing Date, each and every agreement and instrument contemplated hereby to which such Preferred Stockholder is a party will be duly executed and delivered by it and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of such Preferred Stockholder enforceable against it in accordance with their respective terms. The execu tion and delivery by such Preferred Stockholder of this Agreement and each and every agreement and instrument contemplated hereby to which it is a party, the consummation of the transactions contemplated hereby and thereby and the performance by such Preferred Stockholder of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) require such Preferred Stockholder to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Entity or any other person; (b) violate or conflict with the articles of incorporation or bylaws or other organization documents of such Preferred Stockholder, as applicable; (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or agreement to which such Preferred Stockholder is a party or by or to which such Preferred Stockholder is or any Preferred Shares are or may be bound or subject; or (d) result in the creation of any Lien (as defined below) on any Preferred Shares.


               (b)  Title to the Preferred Shares. As of the Closing Date, each
                    -----------------------------
Preferred Stockholder shall own beneficially and of record, free and clear of any Lien, and shall have full power and authority to convey free and clear of any Lien, its Preferred Shares, and, upon delivery of such Preferred Shares at the Closing as herein provided, such Preferred Stockholder will convey to the Company good and valid title thereto, free and clear of any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of joint refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever (each a "LIEN").
                                                                       ----
               (c)  Investment Representation.
                    -------------------------

                     (i) Each Preferred Stockholder is an "accredited investor," as defined in Regulation D under the Securities Act.

                     (ii) Each Preferred Stockholder understands that the Exchange Preferred Stock has not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that except as set forth in the Registration Rights Agreements, as amended by the Registration Rights

Amendments, it is under no obligation to do so. Each Preferred Stockholder acknowledges and is aware that the shares of Exchange Preferred Stock cannot be resold unless they are registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

                     (iii) Each Preferred Shareholder represents that the Exchange Preferred Stock is being acquired solely for its own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof.


          Section 2.2  Representations and Warranties of the Company. The
                       ---------------------------------------------
Company represents and warrants to each Preferred Stockholder as follows:

          (a)  Due Incorporation and Authority. The Company is a corporation
               -------------------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

          (b) Authority and Validity of Agreement. The Company has the requisite
              -----------------------------------
power and authority to enter into this Agreement, the Registration Rights Amendments, the Warrant Amendments, the Amended and Restated Stockholders' Agreement, to be entered into on the date hereof by and among the Company, Harry
A. Blazer and Fleming, (the "Stockholders' Agreement"), and the Amended and
                             -----------------------
Restated Investors' Agreement, to be entered into on the date herein, by and among the Company, Harry A. Blazer and the Preferred Stockholders, other than Fleming (the "Investors' Agreement"), and consummate the transactions
              --------------------
contemplated thereby. The execution, delivery and performance of this Agreement, the Registration Rights Amendments, the Warrant Amendments, the Stockholders' Agreement and the Investors' Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized. This Agreement, the Registration Rights Amendments, the Warrant Amendments, the Stockholders' Agreement and the Investors' Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution and delivery by the Company of this Agreement, the Registration Rights Amendments, the Warrant Amendments, the Stockholders' Agreement and the Investors' Agreement and each and every other agreement and instrument contemplated thereby, the consummation of the transactions contemplated thereby and the performance by the Company of this Agreement, the Registration Rights Amendment, the Warrant Amendments, the Stockholders' Agreement and the Investors' Agreement and each such other agreement and instrument, in accordance with their respective terms and conditions, will not
(a) violate any provision of the Articles of Incorporation, as amended, or By-laws (or comparable instruments) of the Company; (b) require the Company to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Entity or any other person; or (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or agreement to which the Company is a party or by or to which the Company is or may be bound or subject.

                     (c) Capitalization of the Company.
                         -----------------------------

                         (i) Immediately prior to the transactions contemplated
hereby, the authorized capital stock of the Company consists of: 22,000,000 shares of Class A Common Stock, of which as of the date hereof, 4,159,253 shares are issued and outstanding; 3,000,000 shares of Class B Common Stock, no par value ("CLASS B COMMON STOCK"), of which as of the date hereof, 2,050,701 shares
        --------------------
are issued and outstanding; and 3,000,000 shares of Preferred Stock, of which as of the date hereof, 1,222,221 shares have been issued in series designated as the Series A Redeemable Convertible Preferred Stock, and are issued and outstanding. (The Class A Common Stock and the Class B Common Stock are herein sometimes collectively referred to as the "COMPANY COMMON STOCK" and the
                                           --------------------
Preferred Stock is sometimes referred to as the "COMPANY PREFERRED STOCK".) All
                                                 -----------------------
of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights, except as set forth in the Company Disclosure Schedule. As the date hereof, approximately 434,200 shares of Class A Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Class A Common Stock ("COMPANY OPTIONS") issued pursuant to the Company Plans
                       ---------------
and 833,611 shares of Class A Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants to purchase Class A Common Stock ("COMPANY WARRANTS").
                                                        ----------------
Except as described in the Company Filed SEC Reports and as disclosed in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, since January 31, 1996 no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options already in existence on such date, and, except as set forth in the Company Disclosure Schedule, since January 31, 1996, no stock options have been granted by the Company. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding no shares of capital stock or other voting securities of the Company, no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of the Company, no options, warrants or other rights to acquire from the Company or any Company Subsidiary, and no obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, no equity equivalents, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii),
(iii) and (iv) being referred to, collectively, as "COMPANY SECURITIES") and (v)
                                                    ------------------
no obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not taken any action that would result in any Company Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                         (ii) The Class A Common Stock constitutes the only
class of securities of the Company or any Company Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").
      ------------
          (d) Exchange Preferred Validly Issued. The Exchange Preferred Stock to
              ---------------------------------
be issued by the Company to the Preferred Stockholders pursuant to this Agreement upon the Exchange will be duly and validly issued, fully paid and non-accessible.

          (e) Articles of Amendment. The Articles of Amendment have been
              ---------------------
approved by the Board of Directors and have been or will be filed with the Secretary of State of the State of Georgia.

          (f) Closing of Transaction Agreement.  The transactions described in
              --------------------------------
the Transaction Agreement have been consummated.

                                   ARTICLE 3

                            COVENANTS AND AGREEMENTS

          Section 3.1 Incorporation of Covenants by Reference. The following
                      ---------------------------------------
provisions from the Purchase Agreements shall be incorporated herein by reference, along with any relevant definitions set forth in Section 3 of the Purchase Agreements, and shall apply, mutatis mutandis, to the Company, the Preferred Stockholders, and the Exchange Preferred Stock (as the case may be):

            (a)  Section 6;
            (b)  Section 7.2;
            (c)  Section 7.3;
            (d)  Section 7.4;
            (e)  Section 7.5;
            (f)  Section 7.6;
            (g)  Section 7.7;
            (h)  Section 7.10;
            (i)  Section 7.13;
            (j)  Section 7.14; and
            (k)  Section 7.15.

          Section 3.2 Termination of Purchase Agreements. Upon and following the
                      ----------------------------------
Closing, each of the Purchase Agreements and the terms and provisions therein, other than Sections 10 and 12 of each Purchase Agreement, shall be terminated and thereafter cease to have any force or effect.

          Section 3.3 Transactions with Affiliates. From the date hereof until
                      ----------------------------
the later of the time that (x) no Exchange Preferred Stock or Warrants are outstanding and (y) the Fleming Holders and their Affiliates cease to hold, directly or indirectly, Exchange Preferred Stock, Warrants and Conversion Shares representing at least fifty percent (50%) of the number of Conversion Shares represented by the Exchange Preferred Stock and the Warrants held by Fleming on the date hereof (after giving effect to the Exchange), except with the prior written consent of Fleming, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any material transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company or of any Subsidiary, unless such transaction or agreement is approved by the Outside Directors, believing in good faith that the approval is in the best interest of the Company taking into account all facts and circumstances; provided, however, that this Section 3.3
                                     --------  -------
shall not limit, or be applicable to, (i) the payment of salaries, bonuses or other employee compensation to employees of the Company or any Subsidiary at a rate and in a manner consistent with the Company's past practices, (ii) the payment of reasonable and customary regular fees to directors who are not employees of the Company consistent with the Company's past practices and (iii) transactions contemplated by this Agreement, by the Transaction Agreement, and by the other agreements described in the Transaction Agreement. For purposes of determining the percentage of Conversion Shares held by Fleming and their Affiliates pursuant to this Section 3.3, the Warrants shall be deemed to include the Performance Warrants (as originally defined in the Share and Warrant Purchase Agreement between Fleming and the Company) if the Performance Warrants are exercisable at the time such determination is made.

     For purposes of this Section 3.3 the following terms shall have the following meanings:

     "Affiliate", when used with respect to any person, means (i) if such Person
      ----------
is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4(c) of the Articles of Amendment) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Preferred Shares,

Warrants or Performance Warrants (or of Conversion Shares obtained upon conversion of Preferred Shares or exercise of Warrants or Performance Warrants), and the rights under the Exchange Agreement or under the Articles of Incorporation, the Warrant Certificates, the Performance Warrant Certificates, or the Stockholders' Agreements (or the exercise of any such rights, including, without limitation, sending an observer to Board or committee meetings of the Company), shall not cause any Person to be deemed to be an "Affiliate" of the Company or of any Subsidiary.

     "Conversion Shares" means those shares of Class A Common Stock obtainable
      -----------------
upon conversion of Exchange Preferred Stock or exercise of Warrants and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares.

     "Outside Directors" means those directors on the Company's Board of
      -----------------
Directors at any time who are not otherwise Affiliates of or employed by the Company, and who do not have a financial interest (or serve as directors, officers, employees, or agents of an entity that has a financial interest) adverse to the Company in the transaction or matter under consideration; provided, however, that any director who is an Affiliate solely because such person is a director and who is not otherwise employed by the Company shall be considered to be an Outside Director.

     "Person" or "person" means an individual, corporation, partnership, firm,
      ------      ------
association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

     "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in
      --------
effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

     "Rule 144 Transaction" means a transfer of Conversion Shares (A) complying
      --------------------
with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Securities Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules, regulations and interpretations thereunder.

     "Subsidiary", with respect to any Person, means any corporation,
      ----------
association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          Section 3.4 Publicity.  The parties agree that no publicity release or
                      ---------
announcement concerning this Agreement shall be made without advance approval thereof by Newco; provided, however, nothing in this Section 3.4 shall prohibit any party from making a disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligation imposed by law or rules of the principal trading market in which such party's securities may be traded.

          Section 3.5 Expenses. Except as otherwise provided herein, the Company
                      --------
shall bear all reasonable expenses incurred in connection with the preparation, execution and performance of this Agreement, including all transfer taxes and all reasonable fees and expenses of agents, representatives, counsel and accountants.


                                   ARTICLE 4

                             CONDITIONS TO CLOSING

          Section 4.1 Conditions to the Obligation of Parties to Close. The
                      ------------------------------------------------
obligations of the Company and each Preferred Stockholder to consummate the Closing is subject to the satisfaction or waiver by the relevant party of the conditions contained in the Transaction Agreement (and the consummation of the transactions therein) and this Agreement.

          Section 4.2 Conditions to the Obligation of the Preferred Stockholders
                      ----------------------------------------------------------
to Close. The obligations of each Preferred Stockholder to consummate the
--------
Closing is subject to the following conditions, which may be waived by each Preferred Stockholder:

                  (i) that the representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                  (ii) the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (iii) the Company shall have delivered to such Preferred Stockholder a certificate, dated the date of the Closing and signed by the Company, to the foregoing effect;

                  (iv) the Company shall have entered into Registration Rights Amendments with each of the Preferred Stockholders;

                  (v) the Company shall have entered into the Amended and Restated Stockholders' Agreement;

                  (vi) the Company shall have entered into the Amended and Restated Investors' Agreement;

                  (vii) the Company shall have executed a Warrant Amendment between it and each of the Preferred Stockholders;

                  (viii) the Articles of Amendment shall have been filed with Secretary of State of the State of Georgia; and

                  (ix) the opinion of Alston & Bird, counsel to the Company, in a form acceptable to the Preferred Stockholders, shall have been delivered to the Preferred Stockholders.

          Section 4.3 Conditions Precedent to the Obligation of the Company to
                      --------------------------------------------------------
Close. The obligation of the Company to consummate the Closing is subject to the
-----
fulfillment of the following conditions, which may be waived by the Company, (i) that the representations and warranties of each Preferred Stockholder contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; and (ii) each Preferred Stockholder shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          Section 4.4 Survival of Representations and Warranties After Closing.
                      --------------------------------------------------------
Each party has the right to rely fully upon the representations, warranties, covenants and agreements of any other party contained in this Agreement or in any instrument or agreement delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.

                                   ARTICLE 5

                                 MISCELLANEOUS

          Section 5.1 Further Assurances. Each of the parties agree, at any time
                      ------------------
and from time to time after the Closing to execute such further agreements or instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.

          Section 5.2 Termination of Agreement. This Agreement may be terminated
                      ------------------------
prior to the Closing as follows:

                  (a) by any party, if any one or more of the conditions to the Transaction Agreement or this Agreement, that is not within the control of that party, has not been fulfilled as of the scheduled Closing Date;

                  (b) at the election of any Preferred Stockholder, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

                  (c) at the election of the Company, if any Preferred Stockholder has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date; or

                  (d) at any time on or prior to the Closing Date, by mutual written consent of the Preferred Stockholders and the Company.

          If this Agreement so terminates, it shall become null and void and have no further force or effect.

          Section 5.3 Notices. Any notice or other communication required or
                      -------
permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                 (i)   if to the Company, to:
                       Harry's Farmers Market, Inc.
                       1180 Upper Hembree Road
                       Roswell, GA  30076

                       Attention: Harry A. Blazer
                       Telephone:(770) 751-3357
                       Facsimile: (770) 664-4920

                       with a copy to:
                       Alston & Bird
                       One Atlantic Center
                       1201 W. Peachtree Road, N.W.
                       Atlanta, GA  30309-3424

                       Attention:  John L. Latham
                       Telephone: (404) 881-7915
                       Facsimile:  (404) 881-7913

                 (ii) if to the Preferred Stockholders, to the address set forth in Schedule I hereto.



Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

          Section 5.4 Entire Agreement. This Agreement other agreements entered
                      ----------------
into between or among any or all of the Preferred Stockholders and the Company, and the Articles of Incorporation contain the entire agreement among the parties with respect to the subject matter herein and supersede all prior agreements, written or oral, with respect thereto.

          Section 5.5 Waivers and Amendments; Non-Contractual Remedies;
                      ------------------------------------------------
Preservation of Remedies. This Agreement may be amended, superseded, canceled,
------------------------
renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Preferred Stockholders or relevant Preferred Stockholder or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any agreement or instrument pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any agreement or instrument delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          Section 5.6 Governing Law. This Agreement shall be governed and
                      -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          Section 5.7 Binding Effect; Assignment. This Agreement shall be
                      --------------------------
binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that the Company may assign its rights hereunder to any successor to all or substantially all of its business or assets.

          Section 5.8 Usage. All pronouns and any variations thereof refer to
                      -----
the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

          Section 5.9 Counterparts. This Agreement may be executed by the
                      ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 5.10 Headings. The headings in this Agreement are for
                       --------
reference only, and shall not affect the interpretation of this Agreement.


          Section 5.11 Severability of Provisions.
                       --------------------------

                  (a) If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

                  (b) If the application of any provision or any portion of any provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                           HARRY'S FARMERS MARKET, INC.

                           By /s/ Harry A. Blazer
                             ---------------------------------
                             Name:  Harry A. Blazer
                             Title: President

                           ROBERT FLEMING NOMINEES LTD.


                           By /s/ Jonathan Simon
                             ---------------------------------
                             Name:  Jonathan Simon
                             Title: Authorized Signatory

                           AXA EQUITY AND LAW LIFE
                           ASSURANCE SOCIETY


                           By /s/ A. Arnold
                             ---------------------------------
                             Name:  A. Arnold
                             Title: Associate Director

                           ORBIS PENSION TRUSTEES LTD.


                           By /s/ David J. Lewis
                             ---------------------------------
                             Name:  David J. Lewis
                             Title: Investing Manager

                           ASHFORD CAPITAL PARTNERS, L.P.

                           By: Ashcap Corp., General Partner


                           By /s/ Theodore H. Ashford
                             ---------------------------------
                             Name:  Theodore H. Ashford
                             Title: President, Ashcap Corp.

                             /s/ Theodore H. Ashford
                             ---------------------------------
                             Theodore H. Ashford

                      PREFERRED STOCK EXCHANGE AGREEMENT
                      ----------------------------------

                                  SCHEDULE 1
                                  ----------

                                                           Class A          Class A Common
                                                        Common Shares     Shares Subject to
                                      Number of          Subject to          Performance
                                   Preferred Shares       Warrants            Warrants
                                   ----------------     -------------     ------------------
Robert Fleming Nominees Ltd.            888,888             30,000              44,444
c/o Fleming Capital Management
1245 Avenue of the Americas
16th Floor
New York, New York 10019
Fax: (212) 713-8596
Attn:  Eytan Shapiro
       Christopher Jones

AXA Equity & Law Life                   166,667             56,250               8,333
   Assurance Society
20 Lincoln's Inn Fields
London WC2A 3ES
England
Fax: 011-44-71-242-5030
Attn: Tony Arnold

Orbis Pension Trustees Ltd.             111,111             37,500               5,556
c/o Chatsworth Management
   Services, Ltd.
One Connaught Place
London W2 2DY
England
Fax: 011-44-71-298-0002
Attn:  David Lewis

Ashford Capital Partners, L.P.           44,444             15,000               2,222
3801 Kennett Pike
Suite B-107
Wilmington, Delaware 19807
Fax: (302) 655-8690
Attn: Theodore Ashford

Theodore M. Ashford                     11,111               3,750                 556
c/o Ashford Capital Partners, L.P.
3801 Kennett Pike
Suite B-107
Wilmington, Delaware 19807
Fax: (302) 655-8690


                      PREFERRED STOCK EXCHANGE AGREEMENT
                      ----------------------------------

                                   EXHIBIT A
                                   ---------

                    [Form of Registration Rights Amendment]

                                  EXHIBIT A-1


                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                      WITH ROBERT FLEMING NOMINEES, LTD.

                                 AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

        This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is
dated as of January   , 1997, by and among Harry's Farmers Market, Inc., a
                   ---
Georgia Corporation (the "Company"), and Robert Fleming Ltd., an English company
                          -------
(the "Fleming Investors").


                             W I T N E S S E T H:
                             -------------------

        WHEREAS, the Company and the Fleming Investors entered into that Registration Rights Agreement dated December 30, 1994 (the "Registration Rights
                                                            -------------------
Agreement"); and
---------

        WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between, among others, the Company and the Fleming Investors (the "Exchange Amendment"), the Fleming Investors have agreed
                        ------------------
that upon the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), to exchange each share of Series A Preferred Stock held by the Fleming Investors for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred
                                                                 ------------
Stock"), and to amend the terms of the Registration Rights Agreement as provided
-----
herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Registration Rights Agreement; provided, however, the definitions of "Preferred Stock" and "Purchase Agreement" shall be deleted in their entirety and replaced with the following:

                "'Preferred Stock' means the Company's Series AA Preferred
                 ---------------
Stock, stated value $9 per share, which Preferred Stock is convertible into Shares of Class A Common Stock.

                "Purchase Agreement" means, as applicable, for purposes of
                 ------------------
Preferred Stock, the Preferred Stock Exchange Agreement dated January 31, 1997 between the Company and each of the persons listed on Schedule 1 hereto (the "Investors") and for purpose of the Warrants, collectively the separate Share
 ---------
and Warrant Purchase Agreements, dated as of December 30, 1994 between the Company and each of the Investors."

                2.  The reference to "sixty (60)" in the first sentence of
Section 1.2(b) of the Registration Rights Agreement is hereby deleted and replaced with "ninety (90)".

                3. The Fleming Investors agree that for purposes of Article I only, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities are permitted to be sold pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act.

                4. The definition of Registrable Securities shall be deemed to include any shares of Class A Common Stock issued to the Fleming Investors pursuant to that put right set forth in Section 3 of that Amended and Restated Stockholders' Agreement of even date herewith.

                5. Except as set forth herein, the terms of the Registration Rights Agreement shall remain in full force and effect.

                                   * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                        HARRY'S FARMERS MARKET, INC.

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                        ROBERT FLEMING NOMINEES LTD.

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                  EXHIBIT A-2

                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                       WITH THE INVESTORS PARTY THERETO

                                 AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

        This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is
dated as of January    , 1997, by and among Harry's Farmers Market, Inc., a
                    ---
Georgia corporation (the "Company"), and each owner of securities of the Company
                          -------
listed on the signature page hereto (the "Investors").

                             W I T N E S S E T H:

        WHEREAS, the Company and each of the Investors entered into that Registration Rights Agreement dated December 30, 1994 (the "Registration Rights
                                                            --------------------
Agreement"); and
---------

        WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between the Company, the Investors and Robert Fleming Nominees Ltd. (the "Exchange Amendment"), the Investors have agreed that
                            -------- ---------
upon the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), to exchange each share of Series A Preferred Stock held by each Investor for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred Stock"), and
                                                       ------------------
to amend the terms of the Registration Rights Agreement as provided herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Registration Rights Agreement; provided, however, the definitions of "Preferred Stock" and "Purchase Agreement" shall be deleted in their entirety and replaced with the following:

                "'Preferred Stock' means the Company's Series AA Preferred
                  ---------------
Stock, stated value $9 per share, which Preferred Stock is convertible into Shares of Class A Common Stock.

                "Purchase Agreement" means, as applicable, for purposes of the
                 ------------------
Preferred Stock, the Preferred Stock Exchange Agreement dated January 31, 1997 between the Company and each of the persons listed on Schedule 1 thereto (the "Investors") and for purpose of the Warrants, collectively the separate Share
 ---------
and Warrant Purchase Agreements, dated as of December 30, 1994 between the Company and each of the Investors."

                2. Except as set forth herein, the terms of the Registration Rights Agreement shall remain in full force and effect.

                                   * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                        HARRY'S FARMERS MARKET, INC.

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        AXA EQUITY & LAW LIFE ASSURANCE
                                           SOCIETY

                                        By:
                                           ----------------------------------
                                              Anthony R. Arnold
                                              Associate Director
                                              AXA Equity & Law Investment
                                                Managers, Ltd.

                                        ORBIS PENSION TRUSTEES LTD.

                                        By:
                                           ----------------------------------
                                              David J. Lewis
                                              Investment Manager

                                        ASHFORD CAPITAL PARTNERS, L.P.

                                        By:  Ashcap Corp., General Partner

                                             By:
                                                -----------------------------
                                                  Theodore H. Ashford
                                                  President

                                        -------------------------------------
                                             Theodore H.Ashford

                      PREFERRED STOCK EXCHANGE AGREEMENT
                      ----------------------------------

                                SCHEDULE 3.1(i)
                                ---------------

Since January 31, 1996, the Company has granted options to acquire an aggregate of 501,900 shares of Class A Common Stock.

                          COMPANY DISCLOSURE SCHEDULE
                          ---------------------------

                                SECTION 3.1(a)
                                --------------

Company Subsidiary                            Ownership by the Company
------------------                            ------------------------

Marthasville Trading Company, Inc.                      100%
Karalea, Inc.                                           100%
Roman Properties, Inc.                                  100%

                                SECTION 3.2(a)
                                --------------

The Company has granted preemptive rights of first refusal pursuant to the Stockholders' Agreement with Harry A. Blazer and Robert Fleming Nominees Ltd., dated as of December 30, 1994, and the Investors' Agreement with Harry A. Blazer, AXA Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, dated as of
December 30, 1994.


-------------------------------------------------------------------------------------------------
Person                                Common         Exercis-          Common A        Exercise
                                     A shares          able              shares       price in $
                                    subject to                        subject to       per share
                                      Options                          Warrants
-------------------------------------------------------------------------------------------------

Robert Fleming Nominees Ltd.            --              --              30,000          10.00
                                                                        44,444           0.01
-------------------------------------------------------------------------------------------------
AXA Equity & Law Life Assurance         --              --              56,350          10.00
Society                                                                  8,333           0.01
-------------------------------------------------------------------------------------------------
Orbis Pension Trustees Ltd.             --              --              37,500          10.00
                                                                         5,556           0.01
-------------------------------------------------------------------------------------------------
Ashford Capital Partners, L.P.          --              --              15,000          10.00
                                                                         2,222           0.01
-------------------------------------------------------------------------------------------------
NationsBank, N.A. (South)               --              --             144,000           3.00
                                                                        72,000           6.00
-------------------------------------------------------------------------------------------------
CreditAnstalt-Bankverein                --              --              96,000           3.00
                                                                        48,000           6.00
-------------------------------------------------------------------------------------------------
Theodore M. Ashford                                                      3,750          10.00
                                                                           556           0.01
-------------------------------------------------------------------------------------------------
All employees as a group           294,200          89,312                  --           6.00
-------------------------------------------------------------------------------------------------
Terry L. Ransom                     30,000          20,000                  --           3.00
-------------------------------------------------------------------------------------------------
Robert C. Glustrom                  80,000          70,000                  --           3.00
-------------------------------------------------------------------------------------------------
John D. Branch                      30,000          20,000                  --           3.00
-------------------------------------------------------------------------------------------------

                                      -1-

Since January 31, 1996, the Company has adopted the 1996 Director Stock Option Plan and the 1996 Employee Stock Purchase Plan and has reserved an aggregate of 500,000 shares of Class A Common Stock for issuance under such Plans.

Since January 31, 1996, the Company has granted options to acquire 501,900 shares of Class A Common Stock.

On January 30, 1997, the Company issued to Mr. William J. Horvath 41,380 shares of Class A Common Stock in payment for services rendered to the Company pursuant to a consulting agreement of January 7, 1997.

On January 31, 1997, the Company granted to Robert C. Glustrom an option to acquire 50,000 shares of Class A Common Stock at $3.00 per share.

Under certain conditions, the Class B Common Stock of the Company is convertible into Class A Common Stock.

The Series A Preferred Stock of the Company is convertible into Class A Common Stock.

The Company (i) may incur obligations to issue, sell, repurchase, redeem, acquire or otherwise cash-out Company Securities, and (ii) is a party to agreements with respect to voting or registration of its capital stock, pursuant to the following agreements and instruments:

 . The Company is a party to a Share and Warrant Purchase Agreement with each of Robert Fleming Nominees Ltd., AXA Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, each dated as of December 30, 1994.

 .  Warrant Certificate delivered by the Company to each of Robert Fleming
   Nominees Ltd., AXA Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, each dated as of December 30, 1994.

 .  Performance Warrant Certificate delivered by the Company to each of Robert
   Fleming Nominees Ltd., AXA Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, each dated as of December 30, 1994.

 .  The Company is a party to a Stockholders' Agreement with Harry A. Blazer and
   Robert Fleming Nominees Ltd., dated as of December 30, 1994.

 .  The Company is party to a Investors' Agreement with Harry A. Blazer, AXA
   Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, dated as of December 30, 1994.

 .  The Company is a party to a Registration Rights Agreement with Robert Fleming
   Nominees Ltd., dated as of December 30, 1994.

 .  The Company is a party to a Registration Rights Agreement with AXA Equity &
   Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, dated as of December 30, 1994.

 . The Company is a party to an Amended and Restated Warrant Agreement with Nationsbank, N.A. (South) and CreditAnstalt-Bankverein, dated as of May 8, 1996.

 . Amended and Restated Warrant Certificate delivered by the Company to each of Nationsbank N.A. (South) and CreditAnstalt-Bankverein, dated as of December 30, 1994.

 .  Warrant Certificate delivered by the Company to each of Nationsbank N.A.
   (South) and CreditAnstalt-Bankverein, dated as of May 8, 1996.

 . The Company's 1996 Employee Stock Purchase Plan and the enrollment/ participation agreements entered into in connection therewith prior to and subsequent to January 31, 1996.

 . The Company's Management Incentive Plan and the options agreements entered into in connection therewith prior to and subsequent to January 31, 1996.

 . The Company's Outside Directors Incentive Plan and the option agreements entered into in connection therewith.

                                SECTION 3.2(b)
                                --------------

All of the outstanding capital stock of Roman Properties, Inc. has been pledged to Nationsbank N.A. (South) and CreditAnstalt-Bankverein.

                                  SECTION 3.6
                                  -----------

The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Company will constitute a breach of the Amended and Restated Credit Agreement among the Company, Nationsbank N.A. (South) and CreditAnstalt-Bankverein and the agreements entered into in connection therewith.

                                  SECTION 3.8
                                  -----------

In October 1996, the Company entered into an Exclusive Rental Listing Agreement with Lincoln Property Company to lease or sell a portion of the Northfield Way bakery facility.

In December 1996, the Company entered into a Business License with D&B No. 3 for rental of the Southlake Warehouse facility.

On December 19, 1996, the Company entered into a Lease Agreement and Option to Purchase with Colonial Pacific Leasing for the lease of pasta machines.

In December, 1996, the Company entered into an oral agreement with Pattillo Construction Corporation for renovation of the restroom facilities at the Alpharetta location. Construction cost is estimated at $46,117.

On January 7, 1997, the Company entered into an agreement with William J. Horvath to provide consulting services to the Company in exchange for compensation equal to $150,000 payable in shares of the Company's Class A Common Stock.

Since January 31, 1996, the Company has agreed to grant Mr. Gulstrom an option to purchase 50,000 shares of the Company's Class A Common Stock at an exercise price of $3.00 per share.

Since January 31, 1996, the Company has adopted a short term disability plan, the 1996 Employee Stock Purchase Plan, the 1996 Outside Director Incentive Plan and a plan to subsidize employee health club membership with Sportslife.

Since January 31, 1996, the annual base salary of Mr. Blazer has been increased to $200,000.

On March 13, 1996, the Company sold a portion of its property owned in Gwinnett County, Georgia to Hi Fi Buys, Inc. at a purchase price of $660,000.00.

On June 17, 1996, the Company sold its Brentwood, Tennessee property to Springvest Associates, Limited Partnership at a purchase price of $4,600,000.00.

On December 31, 1996, the Company sold to its wholly-owned subsidiary, Roman Properties, Inc. ("RPI"), a 19.44 acre plot of land and the 151,255 square feet warehouse situated thereon at a nominal purchase price. Roman Properties, Inc. refinanced the property through a mortgage from Nationwide Life Insurance Company and West Coast Life Insurance Company (collectively "Nationwide") for $2,700,000.00 and leases it back to the Company under a lease agreement dated December 27, 1996. In connection with this transaction, among other things, the Company has delivered an indemnity and guaranty agreement to and for the benefit of Nationwide. In addition, RPI has delivered various indemnity agreements to and for the benefit of Nationwide, has assigned all leases and rents to Nationwide, and has delivered a real estate note to Nationwide in the principal amount of $2,700,000.

                                  SECTION 3.9
                                  -----------

Harry's Farmers Market, Inc., a Georgia corporation v. Dieter Esch and
----------------------------------------------------------------------
Hans-Peter Wodarz, d/b/a Pomp Duck & Circumstance; Civil Action File No.
-------------------------------------------------
E-49925; Superior Court of Fulton County, State of Georgia

Danny Adcock Insurance Agency, Inc. v. Harry's Farmers Market, Inc.; Civil
-------------------------------------------------------------------
Action File No. 96-VS-0120867A; State Court of Fulton County, State of Georgia

Naomi Nicks:  Ms. Nicks has alleged that she was injured when she allegedly
-----------
slipped and fell on June 15, 1996, at the store located in Cobb County, Georgia. The Company believes liability is questionable in this matter. This matter has been turned over to the Company's insurer for appropriate handling. No lawsuit has been filed to date.

                                SECTION 3.11(b)
                                ---------------

The Company has not yet offered eligible employees an opportunity to enroll in the Company's 401(k) Plan. Enrollment has been delayed until approximately February 1, 1997.

The Company has granted preemptive rights of first refusal to the Stockholders' Agreement with Harry A. Blazer and Robert Fleming Nominees Ltd., dated as of December 30, 1994, and the Investors' Agreement with Harry A. Blazer, AXA Equity & Law Life Assurance Society, Orbis Pension Trustees Ltd., Ashford Capital Partners, L.P., and Theodore H. Ashford, dated as of December 30, 1994.

Participants in the Company's 401(k) Plan may invest their accounts in shares of the Company's Class A Common Stock. The Company believes that a prospectus for the Company's shares of Class A Common Stock may not have been provided to plan participants as they became eligible to participate in the plan or to invest their accounts in the Company's stock.

                                SECTION 3.11(d)
                                ---------------

Each of the Company's 1996 Employee Stock Purchase Plans, 1993 Management Incentive Plan and Outside Directors Incentive Plan contain change of control provisions.

                                SECTION 3.12(A)
                                ---------------

The following environmental reports identify matters some of which may amount to a violation or infraction of the Environmental Laws:

 . Phase I Environmental Site Assessment, Satellite Boulevard and Liddel Road,
  Gwinnett County, Georgia, by Dunn Geoscience Corporation, dated April 4, 1991

 . Phase I Environmental Assessment for Cobb Crossing Shopping Center, 2315
  Wylie Drive, by Urban Testing & Environmental Services, Inc., dated April 15, 1993.

 . Phase I Environmental Assessment Update for Northfield Business Center
  Building 1075, by Urban Testing and Environmental Services, Inc., dated December 9, 1996.

Also, in the ordinary course of business minimal quantities of cleaning solvents, fluids and other cleaning chemicals and materials are stored on the Company's premises. The Company also stores small quantities of diesel fuel to power emergency generators. All such fuel is stored in above ground tanks. The Company believes that all of these substances are used in material compliance with all rules and regulations applicable to such substances.


                                SECTION 3.16(A)
                                ---------------

The Company has granted a security interest in the following marks to Nationsbank, N.A. (South), as agent, pursuant to a TradeMark Collateral Assignment and Security Agreement, dated as of December 30, 1996:

                                                               REGISTRATION/
                                                             APPLICATION NUMBER
                                                             ------------------
Harry's in a Hurry                                                1,850,126
Harry's Farmers Market (stylized)                                 1,854,765
Grainger County Home Grown Tomatoes (stylized)                   74/444,331
Harry's in a Hurry                                                1,850,126
Harry's                                                          74/444,333
Marthasville Creamery (and design)                 74/476,219 and 1,871,456
Bear Dance (and design)                                          74/476,219
Harry's Old Fashioned Layer Cakes (and design)                   74/501,924

The following Liens affect the real property owned by the Company and the Company Subsidiaries:


-----------------------------------------------------------------------------------------------------------------
Location                      Business(es)                  Status          Mortgagee              Legal
--------                      ------------                  ------          ---------              Description
                                                                                                   -----------
------------------------------------------------------------------------------------------------------------------
1180 Upper Hembree            Alpharetta                    Owned           Nationsbank,           Appendix A
Road                          Headquarters                                  N.A. (South), as
Roswell, Georgia 30076                                                      agent
Fulton County                 Alpharetta Megastore

                              Alpharetta Prepared
                              Foods
                              Facility
------------------------------------------------------------------------------------------------------------------
1075 Northfield Way           Roswell Bakery                Owned           Nationwide Life        Appendix B
Roswell, Georgia 30076        Facility                                      Insurance
Fulton County                                                               Company
                              Roswell Distribution
                              Center

                              Roswell Design
                              Office
------------------------------------------------------------------------------------------------------------------
2025 Satellite Pointe         Duluth Megastore              Owned           Nationsbank,           Appendix C
Duluth, Georgia 30136                                                       N.A. (South), as
Gwinnett County                                                             agent
------------------------------------------------------------------------------------------------------------------
1875 Peachtree Street         Harry's In A Hurry I          Leased          N/A                    N/A
Atlanta, Georgia 30309
Fulton County
------------------------------------------------------------------------------------------------------------------
3804 Roswell Road,            Harry's In A Hurry II         Leased          N/A                    N/A
N.E.
Atlanta, Georgia 30348
Fulton County
------------------------------------------------------------------------------------------------------------------
70 Powers Ferry Road          Marietta Megastore            Owned           Nationsbank,           Appendix D
Marietta, Georgia 30067                                                     N.A. (South), as
Cobb County                                                                 agent
------------------------------------------------------------------------------------------------------------------
325 Farm Path                 Residential                   Owned           First Union            Appendix E
Roswell, Georgia 30076                                                      Mortgage Corp
Fulton County
------------------------------------------------------------------------------------------------------------------
1780 Nolan Court              Southlake Warehouse           Leased          N/A                    N/A
Morrow, Georgia 30287
Clayton County
------------------------------------------------------------------------------------------------------------------

On March 13, 1996, the Company sold a portion of its property owned in Gwinnett County, Georgia to Hi Fi Buys, Inc. at a purchase price of $660,000.00.

On June 17, 1996, the Company sold its Brentwood, Tennessee property to Springvest Associates, Limited Partnership at a purchase price of $4,600,000.00.

On December 31, 1996, the Company sold to its wholly-owned subsidiary, Roman Properties, Inc. ("RPI"), a 19.44 acre plot of land and the 151,255 square feet warehouse situated thereon at a nominal purchase price. Roman Properties, Inc. refinanced the property through a mortgage from Nationwide Life Insurance Company and West Coast Life Insurance Company (collectively "Nationwide") for $2,700,000.00 and leases it back to the Company under a lease agreement dated December 27, 1996. In connection with this transaction, among other things, the Company has delivered an indemnity and guaranty agreement to and for the benefit of Nationwide. In addition, RPI has assigned all leases and rents to Nationwide, and has delivered a real estate note to Nationwide in the principal amount of $2,700,000.

Subject to matters of record which would be revealed by a current title search, matters which would be revealed by a current survey of the properties and zoning laws and ordinances affecting the real property, title exceptions, easements, liens and other imperfections and matters relating to real property owned by the Company or a Company Subsidiary are identified in the following title insurance policies, a copy of each of which policies has been delivered to Newco:

 .  With respect to the property located in Cobb County, Georgia, Chicago Title
   Insurance Company Policy No. 11-0673-61-198, as endorsed from time to time.

 . With respect to the property located in Fulton County, Georgia (other than the property located at 1075 Northfield Way in Roswell and the property located at 325 Farm Path in Roswell), and Gwinnett County, Georgia, Ticor Title Insurance Company Policy No. 11-4178-92-000032, as endorsed from time to time.

 . With respect to the property located at 1075 Northfield Way in Roswell, Fulton County, Georgia, First American Title Insurance Company Policy No. 01191/9010, as amended by endorsements issued from time to time.

The following Liens affect the personal property or fixtures owned or used by the Company and the Company Subsidiaries:

Debtor:         THE COMPANY
Jurisdiction:   FULTON COUNTY


UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------

89-13610        NCC Leasing Incorporated                        6/22/89         Original

91-06454        NCR Corporation Credit Service PCD4             3/25/91         Original

91-18845        SouthTrust Bank of Alabama                      9/10/91         Original

91-15659        NationsBank (C&S)                               8/01/91         Original

93-20698        SouthTrust Bank of Alabama                     10/29/93         Partial Release

93-22616        NationsBank of Georgia                         11/23/93         Original

94-11366        Sun Financial Group, Inc.                       6/06/94         Original

93-06861        SouthTrust Bank of Alabama                      4/12/93         Original

93-07949        SouthTrust Bank of Alabama                      4/23/93         Amendment

93-09186        NationsBank of Georgia                          5/10/93         Amendment

93-08809        NationsBank of Georgia                          5/12/93         Original

93-16423        SouthTrust Bank of Alabama                      8/13/93         Original

93-16422        SouthTrust Bank of Alabama                      8/13/93         Original

93-20090        Sun Financial Group, Inc.                      10/18/93         Original

93-20104        CIT Group Equipment Finance, Inc.              10/18/93         Assignment

93-22890        NationsBank of Georgia                         11/23/93         Assignment

93-22894        NationsBank of Georgia                         11/23/93         Amendment

93-22894        NationsBank of Georgia                         11/23/93         Amendment

93-22887        NationsBank of Georgia                         11/23/93         Amendment

93-22889        NationsBank of Georgia                         11/23/93         Amendment

93-23799        Sun Financial Group, Inc.                      12/06/93         Original



94-04338        General Electric Capital Corp.                  3/07/94         Assignment

94-04446        Sun Financial Group, Inc.                       3/09/94         Original

94-04913        Toyota Motor Credit Corp.                       3/15/94         Amendment

94-07898        General Electric Capital Corp.                  4/11/94         Assignment

94-07866        Sun Financial Group, Inc.                       4/20/94         Original

94-07867        General Electric Capital Corp.                  4/29/94         Assignment

94-14350        Sun Financial Group, Inc.                       7/13/94         Original

94-15328        Sun Financial Group, Inc.                       7/25/94         Original

94-15195        MetLife Capital Corp.                           7/26/94         Original

94-23742        Sun Financial Group, Inc.                      11/14/94         Original

94-26555        Sun Financial Group, Inc.                      12/19/94         Original

94-27609        NationsBank of Georgia                         12/28/94         Original

90-24623        SunTrust Bank                                  10/03/90         LD

90-24741        SunTrust Bank                                  10/23/90         Original

91-15524        NationsBank (C&S)                               8/01/91         LD

91-22301        Toyota Motor Credit Corp.                      10/24/91         Assignment

91-22188        Atlanta Fork Lifts, Inc.                       10/24/91         Original

91-24498        NationsBank (C&S)                              11/22/91         Partial Release

91-24300        CIT Group Equipment Finance, Inc.              11/22/91         Assignment

91-24118        Sun Financial Group, Inc.                      11/22/91         Original

91-24435        SouthTrust Bank of Alabama                     11/27/91         Original

93-01665        Jackson Electric Membership Corp.               1/25/93         Original

93-06774        NationsBank of Georgia                          4/09/93         Original

93-06775        NationsBank of Georgia                          4/09/93         Original

93-08809        NationsBank of Georgia                          5/12/93         Original

93-16771        SouthTrust Bank of Alabama                      8/17/93         Amendment

93-22889        NationsBank of Georgia                         11/23/93         Amendment

                                     -10-


93-22887        NationsBank of Georgia                         11/23/93         Amendment

93-22890        NationsBank of Georgia                         11/23/93         Assignment

93-09187        NationsBank of Georgia                          5/10/93         Amendment

93-20699        SouthTrust Bank of Alabama                     10/29/93         Partial Release

95-6654         Tetra Laval Credit, Inc.                        4/19/95         Original

95-9530         Sun Financial Group, Inc.                       5/26/95         Original

95-9778         Copelco Capital, Inc.                           5/30/95         Original

95-14334        SouthTrust Bank of Alabama                      7/28/95         Continuation

95-24062        Zeno                                           12/18/95         Original

96-7526         NationsBank of Georgia                          4/19/96         Continuation

96-15128        Tetra Laval Credit, Inc.                        8/5/96          Original

96-22381        Sun Microsystems Finance                       11/13/96         Original

Debtor:         THE COMPANY
Jurisdiction:   CLAYTON COUNTY


UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
95-2436         Sun Financial Group, Inc.                       5/25/95         Original

95-2859         NationsBank of Georgia                          6/15/95         Release of
                                                                                93-4112

95-2860         NationsBank of Georgia                          6/15/95         Release of
                                                                                94-4695

95-2861         NationsBank of Georgia                          6/15/95         Release of
                                                                                93-4340

95-3088         Capital Associates Intl.                        6/27/95         Assignment

95-3089         Capital Associates Intl.                        6/27/95         Assignment

95-4206         NationsBank of Georgia                          8/21/95         Release of
                                                                                93-4340

95-4207         NationsBank of Georgia                          8/21/95         Release of
                                                                                94-4695

95-4208         NationsBank of Georgia                          8/21/95         Release of
                                                                                93-4112

96-520          NationsBank of Georgia                          1/31/96         Termination of
                                                                                93-4340

96-665          NationsBank of Georgia                           2/6/96         Termination of
                                                                                93-4112

96-666          NationsBank of Georgia                           2/6/96         Termination of
                                                                                94-4695

94-4695         NationsBank of Georgia                         12/29/94

94-2695         MetLife Capital Corporation                      5/1/94

94-2623         Sun Financial Group, Inc.                       7/25/94

94-2614         MetLife Capital Corporation                     7/25/94


94-1270         General Electric Capital Corporation            4/20/94

94-2295         MetLife Capital Corporation                     6/30/94

94-0722         General Electric Capital Corporation            4/11/94         Assignment

94-0722         Sun Financial Group, Inc.                        3/9/94

94-1091         Hussman Corporation                              4/5/94

93-4340         NationsBank of Georgia                         11/22/93

93-4112         NationsBank of Georgia                         11/23/93

Debtor:         THE COMPANY
Jurisdiction:   BARROW COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------

95-380          AT&T Capital Leasing                            2/10/95         Original

Debtor:         THE COMPANY
Jurisdiction:   DEKALB COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------

95-4444         Wrenn Handling, Inc.                            5/22/95         Assignment

95-6512         Wrenn Handling, Inc.                            7/13/95         Assignment

Debtor:         THE COMPANY
Jurisdiction:   GWINNETT COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------

66-2095         NationsBank (C&S)                                8/7/91         Construction

91-5625         NationsBank (C&S)                                8/7/91         Original

91-6393         SouthTrust Bank of Alabama                      9/10/91         Original


91-6507         Sun Financial Group, Inc.                       9/16/91         Original

91-6933         Atlanta Fork Lifts, Inc.                        10/2/91         Original

91-7211         Paper Recycling, Inc.                          10/14/91         Original

91-6507         CIT Group Equipment                            11/25/91         Assignment

91-8485         SouthTrust Bank of Alabama                      12/9/91         Original

91-5625         NationsBank (C&S)                                2/7/92         Release

93-0577         Jackson Electric Membership Corp.               1/26/93         Original

91-7211         Paper Recycling, Inc.                            2/3/93         Termination

93-2448         SouthTrust Bank of Alabama                      4/12/93         Original

91-8485         SouthTrust Bank of Alabama                      4/23/93         Amendment

91-5625         NationsBank                                     5/11/93         Amendment

93-4267         NationsBank                                     6/18/93         Original

93-6000         SouthTrust Bank of Alabama                      8/13/93         Original

93-6001         SouthTrust Bank of Alabama                      8/13/93         Original

91-6393         SouthTrust Bank of Alabama                      8/17/93         Amendment

91-6393         SouthTrust Bank of Alabama                     10/29/93         Partial Release

93-2448         SouthTrust Bank of Alabama                     10/29/93         Partial Release

91-5625         NationsBank                                    11/24/93         Assignment

91-5625         NationsBank (C&S)                              11/24/93         Amendment

93-4627         NationsBank                                    11/24/93         Assignment

93-4627         NationsBank                                    11/24/93         Amendment

93-8680         NationsBank                                    11/24/93         Original

93-9181         Hussman Corp.                                  12/13/93         Original

94-0212         Sun Financial Group, Inc.                       1/13/94         Original



94-1750         Sun Financial Group, Inc.                       3/10/94         Original

91-6933         Toyota Motor Credit Corp.                       3/15/94         Amendment

94-2578         Hussman Corp.                                    4/5/94         Original

93-9181         Hussman Corp.                                   4/19/94         Termination

94-3024         Sun Financial Group, Inc.                       4/20/94         Original

94-1750         General Electric Capital Corp.                   5/4/94         Assignment

94-5054         MetLife Capital Corp.                           6/30/94         Original

94-5428         Sun Financial Group, Inc.                       7/13/94         Original

94-5666         MetLife Capital Corp.                           7/20/94         Original

94-5781         Sun Financial Group, Inc.                       7/25/94         Original

94-2578         Hussman Corp.                                  10/12/94         Termination

94-8714         Sun Financial Group, Inc.                      11/15/94         Original

94-9698         Sun Financial Group, Inc.                      12/21/94         Original

94-9909         NationsBank                                    12/28/94         Original

96-4351         NationsBank of Georgia                          4/19/96         Continuation
                                                                                of 91-5625

96-5870         NationsBank of Georgia                          5/24/96         Continuation
                                                                                of 91-5625


Debtor:         THE COMPANY
Jurisdiction:   COBB COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
94-11908        NationsBank                                    12/28/94

94-11016        AT&T Capital Leasing, Inc.                      12/5/94

94-10497        Sun Financial Group, Inc.                      11/15/94

94-6785         MetLife Capital Corporation                     7/28/94


94-5012         Sun Financial Group, Inc.                        6/7/94

94-3442         Sun Financial Group, Inc.                       4/20/94

94-2060         Sun Financial Group, Inc.                       3/10/94

93-11685        Sun Financial Group, Inc.                       12/7/93

93-1642         NationsBank of Georgia                         11/23/93

93-8906         Sun Financial Group, Inc.                       9/30/93

93-9010         Hussman Corporation                             10/4/93

93-8954         Hussman Corporation                             10/1/93

93-8140         Hussman Corporation                              9/8/93

93-8139         Hussman Corporation                              9/8/93

93-6998         Hussman Corporation                             8/10/93

Debtor:         ROMAN PROPERTIES, INC.
Jurisdiction:   FULTON COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
96-25936        Nationwide Life Ins.                           12/31/96         Original

Debtor:         MARTHASVILLE TRADING CO.
Jurisdiction:   FULTON COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
91-15660        NationsBank (C&S)                               8/01/91         Original

93-22614        NationsBank of Georgia                         11/23/93         Original

93-22892        NationsBank of Georgia                         11/23/93         Amendment

93-22888        NationsBank of Georgia                         11/23/93         Assignment

94-27610        NationsBank of Georgia                         12/28/94         Original


96-7527         NationsBank of Georgia                          4/19/96         Continuation
                                                                                of 91-762024

Debtor:         MARTHASVILLE TRADING CO.
Jurisdiction:   GWINNETT COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
96-4350         NationsBank                                     4/19/96         Continuation
                                                                                of 91-5626

96-5869         NationsBank                                     5/24/96         Continuation
                                                                                of 91-5626

Debtor:         KARALEA, INC.
Jurisdiction:   FULTON COUNTY

UCC             Secured Party                                   Date            Type
---             -------------                                   ----            ----
File No.
-------
91-5626         NationsBank (C&S)                                8/7/91         Original

91-5626         NationsBank (C&S)                              11/24/93         Amendment

91-5626         NationsBank                                    11/24/93         Assignment

93-8679         NationsBank                                     6/17/94         Original

94-9908         NationsBank                                    12/28/94         Original

93-22615        NationsBank of Georgia                         11/23/93         Original

94-27608        NationsBank of Georgia                         12/28/94         Original